Exhibit 99.1

FOR IMMEDIATE RELEASE
Thursday, January 24, 2008
3:00 P.M. CST
BELO ANNOUNCES NON-CASH GOODWILL IMPAIRMENT CHARGE
SEC declares Form 10 effective related to spin-off
     DALLAS – Belo Corp. (NYSE: BLC) announced today that the Company completed its annual impairment testing of goodwill and other intangible assets using the methodology prescribed by Statement of Financial Accounting Standards No. 142. As a result of the testing, the Company will incur a total non-cash charge to goodwill of approximately $370 million in the fourth quarter of 2007 related to goodwill impairment at The Providence Journal, The Press-Enterprise in Riverside, CA and, to a lesser extent, WHAS-TV in Louisville, which represents approximately $22 million of the total charge. There is no tax effect related to the impairment charge and the Company estimates the EPS impact to be approximately $3.60 per share.
     Belo also announced today that the Securities and Exchange Commission has declared A. H. Belo Corporation’s (NYSE: AHC) information statement on Form 10 effective in connection with the planned spin-off of the Company’s newspaper businesses and related assets. The New York Stock Exchange began “when issued” trading in the AHC Series A common stock yesterday.
     As with similar impairment charges announced by several of Belo’s peer companies over the past two years, the impairment is a non-cash charge to earnings, and it will not affect the Company’s liquidity, cash flows from operating activities or debt covenants, or have any impact on future operations.
     “Despite challenging industry conditions for all media companies, these required goodwill impairment charges are not reflective of our positive view of the value of Belo’s underlying businesses,” said Robert W. Decherd, chairman and Chief Executive Officer. “We remain optimistic and encouraged about the future success and value of our businesses — both as to newspapers and television.”
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Belo Announces Impairment Charge
January 24, 2008
Page Two
About Belo
     Belo Corp. is one of the nation’s largest media companies with a diversified group of market-leading television, newspaper, cable and interactive media assets.
A Fortune 1000 company with 7,000 employees and approximately $1.6 billion in annual revenues, Belo operates in some of America’s most dynamic markets in Texas, the Northwest, the Southwest, the Mid-Atlantic and Rhode Island. Belo owns 20 television stations, six of which are in the 15 largest U.S. broadcast markets. The Company also owns or operates six cable news stations and manages one television station through a local marketing agreement. Belo’s daily newspapers are The Dallas Morning News, The Providence Journal, The Press-Enterprise (Riverside, CA) and the Denton Record-Chronicle (Denton, TX). The Company also publishes specialty publications targeting young adults, and the fast-growing Hispanic market, including Quick and Al Día in Dallas/Fort Worth, and El D and La Prensa in Riverside. Belo operates more than 30 Web sites associated with its operating companies. Additional information is available at www.belo.com or by contacting Paul Fry, vice president/Investor Relations & Corporate Communications, at 214-977-6835.
     Statements in this communication concerning Belo’s business outlook or future economic performance, anticipated profitability, revenue, expenses, dividends, capital expenditures, investments, future financings, or other financial and non-financial items that are not historical facts, are “forward-looking statements” as the term is defined under applicable federal securities laws. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements.
     Such risks, uncertainties and factors include, but are not limited to, uncertainties regarding the execution, timing, costs, consequences (including tax consequences), and other effects of the spin-off of the newspaper business of Belo; changes in capital market conditions and prospects, and other factors such as changes in advertising demand, interest rates and newsprint prices; newspaper circulation matters, including changes in readership patterns and demography, and audits and related actions by the Audit Bureau of Circulations; technological changes, including the transition to digital television and the development of new systems to distribute television and other audio-visual content; development of Internet commerce; industry cycles; changes in pricing or other actions by competitors and suppliers; Federal Communications Commission and other regulatory changes; adoption of new accounting standards or changes in existing accounting standards by the Financial Accounting Standards Board or other accounting standard-setting bodies or authorities; the effects of Company acquisitions and dispositions; general economic conditions; and significant armed conflict, as well as other risks detailed in Belo’s other public disclosures, and filings with the Securities and Exchange Commission (“SEC”) including the Annual Report on Form 10-K.